June 30, 2010

Dear Shareholders:

We are pleased to be writing to you as the Chairman and CEO and as the President of the newly established IMH Financial Corporation — to advise you formally that on June 18, 2010, the independent inspector of elections certified the final results of our proposed consent solicitation.  Of the total responses submitted during the prescribed Conversion Transaction period, 89.05% (41,981 units) voted in favor of the Conversion Transactions, 10.54% (4,968 units) voted against, and 0.41% (193 units) abstained.  With respect to approving the proposed IMH Financial Corporation Employee Stock Incentive Plan, 77.82% (36,757 units) voted for the plan, 19.26% (9,098 units) voted against, and 2.91% (1,376 units) abstained.  The Company would like to thank each of you for devoting the time needed to read carefully the comprehensive documents we were required to file with the Securities and Exchange Commission on behalf of the proposed Conversion Transactions, and we are especially grateful for the clear expression of strong support reflected in these voting percentages.

Now that IMH Financial Corporation is indeed a “C” corporation, we have embarked on the detailed business plan approved by the Members — to seek to generate value and dividends for every investor as well as to provide an opportunity for liquidity for those who seek it.  The Company’s commitment to every shareholder will inform each decision we make as we continue to work toward our goal of listing and trading IMH Financial Corporation on a national exchange.

The Company has emerged from the recent period of transformation infused with an even stronger sense of optimism and a strategic clarity tailored to the market and its opportunities. We are moving forward strategically to realize the full potential of IMH Financial Corporation, the planned IPO as referenced in the S-4, as well as the value of our substantial real estate/loan portfolio.  We believe that the creation of IMH Financial Corporation will provide a strong and flexible platform to take advantage of the increasing opportunities in the capital markets to produce income, increase value, and generate liquidity.

The Company expects to communicate with you in the course of our filings with the Securities and Exchange Commission.

Thank you for your continued encouragement and support.

Our very best regards,

Shane Albers	Will Meris
Chairman and CEO	President

Forward-Looking Statements

This communication contains certain forward-looking statements.  Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “should” and “would” or the negative of these terms or other comparable terminology.  The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Risk factors include, without limitation, (i) the risk that the economy and real estate and other markets will not improve, which could harm our ability to sell or dispose of the assets we own and the ability of our borrowers to pay obligations under, or repay our commercial mortgage loans on maturity or obtain take-out financing in a timely manner, on reasonable terms, or at all, which would harm our liquidity and operating results; (ii) the risk that we may not be able to complete an initial public offering and the lack of assurance that even if we completing a listing or initial public offering, an established and liquid trading market for IMH Financial Corporation common stock may not develop; (iii) the risks that if our liquidity continues to dissipate and we are unable to meet our obligations, we may be forced to sell certain of our assets for a price at or below the current book value of the assets, which could result in a loss,  (iv) the risks generally associated with the lending to, and ownership of, real estate related assets, including changing economic conditions, environmental risks, unforeseen statutory and regulatory changes, the cost of and ability to obtain insurance and risks related to developing and leasing of propertied, and (v) potential litigation associated with the Conversion Transactions,  all as more fully discussed with other risks that could cause results to differ from those suggested or intended in any forward-looking statements, under the heading entitled “Risk Factors” in the definitive consent solicitation/prospectus filed pursuant to Rule 424(b), our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 as amended and subsequent Quarterly Reports on Form 10-Q and other filings with the SEC.  These forward-looking statements are made only as of the date hereof and we undertake no obligation, and disclaim any duty, other than to the extent that may be required by the federal securities laws, to update or revise any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.